Dodhurst Farm Cottage
Highwoods Lane
Tunbridge Wells
Kent TN3 9AB

16th October 2011

To the Board of Directors
Clenergen Corporation

Dear Sir/Madame.

I am resigning as a director and Acting Chief Financial Officer of Clenergen Corporation with immediate effect. This is due to personal reasons.

Yours Faithfully,

_________________
F.W.M Starkie